                                                                    Exhibit 99.1

================================================================================

                                  $800,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of November 19, 2004

                                      among

                                   AETNA INC.,
                                  as Borrower,

                           The Lenders Listed Herein,

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                                 CITIBANK, N.A.,
                      DEUTSCHE BANK AG NEW YORK BRANCH and
                              WACHOVIA BANK, N.A.,
                            as Co-Syndication Agents

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                      as Lead Arranger and Sole Bookrunner

================================================================================

                              TABLE OF CONTENTS(1)

                                                                                 Page
                                                                                 ----

                                    ARTICLE I

                                   Definitions
SECTION 1.01. Definitions....................................................       1
SECTION 1.02. Accounting Terms and Determinations............................      12
SECTION 1.03. Classifications of Borrowings..................................      12

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments to Lend............................................      12
SECTION 2.02. Notice of Committed Borrowings.................................      13
SECTION 2.03. Money Market Borrowings........................................      13
SECTION 2.04. Notice to Lenders; Funding of Loans............................      17
SECTION 2.05. Evidence of Debt...............................................      17
SECTION 2.06. Maturity of Loans..............................................      18
SECTION 2.07. Termination or Reduction of Commitments........................      18
SECTION 2.08. Increase in Commitments........................................      18
SECTION 2.09. Interest Rates.................................................      19
SECTION 2.10. Fees...........................................................      21
SECTION 2.11. Method of Electing Interest Rates..............................      22
SECTION 2.12. Prepayments....................................................      24
SECTION 2.13. General Provisions as to Payments..............................      24
SECTION 2.14. Funding Losses.................................................      25
SECTION 2.15. Computation of Interest and Fees...............................      26
SECTION 2.16. Regulation D Compensation......................................      26
SECTION 2.17. Letters of Credit..............................................      26

                                   ARTICLE III

                                   Conditions

SECTION 3.01. Effectiveness..................................................      31
SECTION 3.02. Borrowings.....................................................      32

---------------------
      (1) The Table of Contents is not a part of this Agreement.

                                   ARTICLE IV

                         Representations and Warranties
SECTION 4.01. Corporate Existence and Power..................................      32
SECTION 4.02. Corporate and Governmental Authorization; No Contravention.....      33
SECTION 4.03. Binding Effect.................................................      33
SECTION 4.04. Financial Information..........................................      33
SECTION 4.05. Litigation.....................................................      33
SECTION 4.06. Compliance with ERISA..........................................      34
SECTION 4.07. Compliance with Laws and Agreements............................      34
SECTION 4.08. Investment Company Act; Public Utility Holding Company Act.....      34
SECTION 4.09. Full Disclosure................................................      34
SECTION 4.10. Taxes..........................................................      34

                                    ARTICLE V

                                    Covenants

SECTION 5.01. Information....................................................      35
SECTION 5.02. Conduct of Business and Maintenance of Existence and Insurance.      36
SECTION 5.03. Minimum Adjusted Consolidated Net Worth........................      36
SECTION 5.04. Leverage Ratio.................................................      36
SECTION 5.05. Liens..........................................................      36
SECTION 5.06. Consolidations, Mergers and Sales of Assets....................      37
SECTION 5.07. Use of Proceeds and Letters of Credit..........................      38
SECTION 5.08. Compliance with Laws...........................................      38
SECTION 5.09. Inspection of Property, Books and Records......................      38
SECTION 5.10. Payment of Obligations.........................................      38

                                   ARTICLE VI

                                    Defaults

SECTION 6.01. Events of Default..............................................      39
SECTION 6.02. Notice of Default..............................................      41

                                ARTICLE VII

                                 The Agent

SECTION 7.01. Appointment and Authorization..................................      41
SECTION 7.02. Agent and Affiliates...........................................      41
SECTION 7.03. Action by Agent................................................      41
SECTION 7.04. Consultation with Experts......................................      41

SECTION 7.05. Liability of Agent.............................................      41
SECTION 7.06. Indemnification................................................      42
SECTION 7.07. Credit Decision................................................      42
SECTION 7.08. Successor Agent................................................      42
SECTION 7.09. Agent's Fees...................................................      43

                                  ARTICLE VIII

                             Change in Circumstances

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair.......      43
SECTION 8.02. Illegality.....................................................      43
SECTION 8.03. Increased Cost and Reduced Return..............................      44
SECTION 8.04. Taxes..........................................................      45
SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans.....      47
SECTION 8.06. Substitution of Lender.........................................      48
SECTION 8.07. Election to Terminate..........................................      48

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices........................................................      48
SECTION 9.02. No Waivers.....................................................      49
SECTION 9.03. Expenses; Indemnification......................................      49
SECTION 9.04. Amendments and Waivers.........................................      50
SECTION 9.05. Successors and Assigns.........................................      50
SECTION 9.06. USA Patriot Act................................................      53
SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of Process.....      53
SECTION 9.08. Counterparts; Integration......................................      53
SECTION 9.09. Headings.......................................................      54
SECTION 9.10. WAIVER OF JURY TRIAL...........................................      54
SECTION 9.11. Notice and Waiver Related to Existing Credit Agreements........      54

Schedules and Exhibits

Schedule 2.01      -    Commitments
Exhibit A          -    Form of Note
Exhibit B          -    Form of Money Market Quote Request
Exhibit C          -    Form of Invitation for Money Market Quotes
Exhibit D          -    Form of Money Market Quote
Exhibit E-1        -    Opinion of William C. Baskin III, Esq.
Exhibit E-2        -    Opinion of Davis Polk & Wardwell
Exhibit E-3        -    Opinion of Drinker Biddle & Reath LLP
Exhibit F          -    Form of Assignment and Assumption

                           FIVE-YEAR CREDIT AGREEMENT dated as of
                    November 19, 2004 among AETNA INC., the LENDERS listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

            The parties hereto agree as follows:

                              ARTICLE I

                              Definitions

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Adjusted Consolidated Capitalization" means, as of any date, the sum of (i) Total Debt as of such date and (ii) Adjusted Consolidated Net Worth as of such date.

            "Adjusted Consolidated Net Worth" means at any date the total consolidated shareholders' equity of the Borrower determined as of such date in accordance with GAAP, adjusted to exclude any minimum pension liability adjustment recorded in accordance with SFAS 87 and any net unrealized capital gains and losses.

            "Administrative Questionnaire" means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Lender.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agent" means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

            "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Agent, in the form of Exhibit F or any other form approved by the Agent.

            "Augmenting Lender" has the meaning set forth in Section 2.08.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or a Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

            "Borrower" means Aetna Inc., a Pennsylvania corporation, and its successors.

            "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans and a "Money Market Borrowing" if such Loans are Money Market Loans.

            "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on Schedule 2.01 hereto, as such amount may be terminated or reduced from time to time pursuant to Section 2.07, increased pursuant to Section 2.08, terminated pursuant to Section 8.07 or changed pursuant to Section 9.05.

            "Commitment Increase" has the meaning set forth in Section 2.08(b).

            "Committed Loan" means a loan made by a Lender pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower for such period, determined in accordance with GAAP.

            "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP if such statements were prepared as of such date.

            "Continuing Director" means, at any time, a director who (i) was a director of the Borrower on the Effective Date or (ii) was nominated or elected as a director by vote of a majority of the persons who were Continuing Directors at the time of such nomination or election.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosure Documents" means (a) the Confidential Bank Memorandum dated October 26, 2004 and/or the Confidential Information Memorandum dated October 2004, previously delivered to the Lenders; (b) the Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2003; (c) the Borrower's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004; and (d) the Borrower's Current Reports on Form 8-K filed with the Securities and Exchange Commission on or before October 31, 2004.

            "Dollars" and the sign "$" mean lawful currency of the United States of America.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or a Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

            "Euro-Dollar Margin" has the meaning set forth in Section 2.09(b).

            "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.09(b) on the basis of the London Interbank Offered Rate.

            "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Existing Credit Agreements" means (a) the $300,000,000 364-day revolving credit agreement dated as of November 26, 2003, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent, and (b) the $500,000,000 three-year revolving credit agreement dated as of November 27, 2002, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as calculated by the Agent, such calculation to be supplied to the Borrower upon the Borrower's request.

            "Fitch" means Fitch, Inc.

            "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate for the reason stated in Section 8.01) or any combination of the foregoing.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Group of Loans" or "Group" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or
(ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if Committed Loans of any particular Lender are converted to or made as Base Rate Loans pursuant to Article VIII, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, including pursuant to any "synthetic" lease arrangement, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all obligations of such Person as an account party to reimburse amounts drawn under any letter of credit or letter of guaranty that constituted Indebtedness of such Person under clause (f) above prior to drawing thereunder and (h) all obligations of such Person in respect of leases required to be accounted for as capital leases under GAAP.

            "Interest Period" means:

            (a) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding Quarterly Date; provided that any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

            (b) with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice or such longer period as mutually agreed to by the Borrower and all of the Lenders; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause
            (b)(iii) below, be extended to the next succeeding Euro-Dollar Business Day;

                  (ii) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (b)(iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (iii) any Interest Period which would otherwise end after the
            Maturity Date shall end on the Maturity Date.

            (c) with respect to each Money Market LIBOR Loan, the period commencing on the date of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause
            (c)(iii) below, be extended to the next succeeding Euro-Dollar Business Day;

                  (ii) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c)(iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (iii) any Interest Period which would otherwise end after the
            Maturity Date shall end on the Maturity Date;

            (d) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with
Section 2.03; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause
            (d)(ii) below, be extended to the next succeeding Euro-Dollar Business Day; and

                  (ii) any Interest Period which would otherwise end after the
            Maturity Date shall end on the Maturity Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Invitation for Money Market Quotes" means an invitation from the Agent to the Lenders to submit Money Market Quotes pursuant to Section 2.03(c).

            "Issuing Bank" means JPMorgan Chase Bank, N.A. and each other Person that shall have become an Issuing Bank hereunder as provided in Section 2.17(j), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Issuing Bank Agreement" has the meaning assigned to such term in
Section 2.17(j).

            "LC Commitment" means, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.17.

            "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lender" means the Persons listed on Schedule 2.01 who are parties to this Agreement and any other Person that shall have become a party hereto pursuant to Section 2.08 or pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Level I Period" means any period during which any long-term Senior Unsecured Debt of the Borrower has ratings that are better than or equal to at least two of the following three ratings: (i) A by S&P and/or (ii) A2 by Moody's and/or (iii) A by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such rating agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

            "Level II Period" means any period (other than a Level I Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings that are better than or equal to at least two of the following three ratings:
(i) A- by S&P and/or (ii) A3 by Moody's and/or (iii) A- by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such rating agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

            "Level III Period" means any period (other than a Level I Period or a Level II Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings: (i) BBB+ by S&P and/or (ii) Baa1 by Moody's and/or
(iii) BBB+ by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

            "Level IV Period" means any period (other than a Level I Period, Level II Period or Level III Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's and/or (iii) BBB by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

            "Level V Period" means any period (other than a Level I Period, Level II Period, Level III Period or Level IV Period) during which any long-term Senior Unsecured Debt of the Borrower has ratings which are better than or equal to at least two of the following three ratings: (i) BBB- by S&P and/or (ii) Baa3 by Moody's and/or (iii) BBB- by Fitch; provided that if S&P or Moody's or Fitch changes its rating system after the date hereof, the new rating of such agency that most closely corresponds to the level specified above for such rating agency shall be substituted for such level.

            "Level VI Period" means any period other than a Level I Period, Level II Period, Level III Period, Level IV Period or Level V Period.

            "Leverage Ratio" means, as of any date, the ratio of (a) Total Debt as of such date to (b) Adjusted Consolidated Capitalization as of such date.

            "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

            "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.09(b).

            "Material Subsidiary" means a Consolidated Subsidiary of the Borrower that, as of the time of determination of whether such Consolidated Subsidiary is a "Material Subsidiary", accounted on a consolidated basis for 10% or more of the total assets of the Borrower and its Consolidated Subsidiaries
(i) as of September 30, 2004, until the first consolidated financial statements of the Borrower are delivered to the Agent pursuant to Section 5.01(a) or (b) and, thereafter, (ii) as of the most recent date for which a consolidated balance sheet of the Borrower has been delivered to the Agent pursuant to
Section 5.01(a) or (b); provided that, for purposes of Article VI, if any event or combination of events described in Sections 6.01(g) and 6.01(h) occur with respect to any one or more Consolidated Subsidiaries that are not Material Subsidiaries but in the aggregate would constitute a Material Subsidiary if such Consolidated Subsidiaries constituted a single Consolidated Subsidiary, then such Consolidated Subsidiaries shall be deemed collectively to constitute a Material Subsidiary for purposes of such Sections.

            "Maturity Date" means November 19, 2009, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

            "Minimum Adjusted Consolidated Net Worth" means, as of the end of any fiscal quarter of the Borrower, the sum of (a) $6,750,000,000 plus (b) in the case of any determination as of the end of any fiscal quarter ending after September 30, 2004, the amount equal to 50% of Consolidated Net Income in respect of each fiscal quarter of the Borrower as to which Consolidated Net Income is a positive amount and that ends after September 30, 2004, and on or prior to such date of determination.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office or branch of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Lender may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan made or to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate for the reason stated in Section 8.01).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section 2.03(d).

            "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

            "Money Market Quote Request" means a request by the Borrower to the Lenders to make Money Market Loans in accordance with Section 2.03(b).

            "Moody's" means Moody's Investors Service, Inc.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.11.

            "Other Taxes" has the meaning set forth in Section 8.04(a).

            "Participant" has the meaning set forth in Section 9.05(e).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

            "Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York City from time to time as its Prime Rate.

            "Quarterly Date" means the last Domestic Business Day of each March, June, September and December.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Reportable Event" means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder (other than a Reportable Event as to which the 30-day notice requirement has been waived by applicable regulation) with respect to a Plan (other than a Plan maintained by a member of an applicable ERISA Group that is considered a member of such ERISA Group only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

            "Required Capital" has the meaning set forth in Section 8.03(b).

            "Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the sum of the aggregate unpaid principal amount of the Loans and the LC Exposure.

            "Responsible Financial Officer" means chief financial officer, treasurer, chief accounting officer or senior corporate finance officer.

            "Revolving Credit Period" means the period from the Effective Date to and including the Maturity Date.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Senior Unsecured Debt" means indebtedness for borrowed money that is not subordinated to any other indebtedness for borrowed money and is not secured or supported by a guarantee, letter of credit or other form of credit enhancement.

            "SFAS 87" means Financial Accounting Standards Board Statement No. 87, Employers' Accounting for Pensions.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

            "Taxes" has the meaning set forth in Section 8.04(a).

            "Total Debt" means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date (whether or not such Indebtedness would be reflected on a consolidated balance sheet prepared as of such date in accordance with GAAP), determined on a consolidated basis.

            "Trigger Event" has the meaning set forth in Section 8.03(c).

            "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

            "Usage" means at any date the percentage equivalent of a fraction
(a) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans (including Money Market Loans) and the total LC Exposure at such date, and (b) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction or increase in the Commitments on such date.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change in GAAP shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.03. Classifications of Borrowings. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Lenders participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Lender participants are determined on the basis of their bids).

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments to Lend. On the terms and conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrower, from time to time during the Revolving Credit Period, amounts not to exceed in the aggregate at any one time outstanding (together with its LC Exposure) the amount of such Lender's Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such

Borrowing may be in the aggregate amount of the unused Commitments or any lesser aggregate amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.17(e)) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section. Failure by any Lender to make Loans as required under the terms of this Agreement will not relieve any other Lender of its obligations hereunder. Notwithstanding the foregoing, any Money Market Loans made by a Lender shall be deemed Usage of the total Commitments for the purpose of availability, but shall not reduce such Lender's obligation to lend its pro rata share of the total Commitments.

            SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (b) the aggregate amount of such Borrowing,

            (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

            (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Loans pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Lenders from time to time during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed upon and shall have notified to the Lenders not later than the date of the Money Market

Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a
            Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be
            $15,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set
            forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or following notice to each of the Lenders, such other number of days as the Borrower and the Agent may agree upon) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Lenders by facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d) Submission and Contents of Money Market Quotes. (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Agent by facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 9:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 9:15 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to

Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                        (A) the proposed date of Borrowing,

                        (B) the principal amount of the Money Market Loan for
            which each such offer is being made, which principal amount (x) may be greater than or less than the Commitment of the quoting Lender,
            (y) must be $15,000,000 or a larger multiple of $1,000,000 and (z) may not exceed the principal amount of Money Market Loans for which offers were requested,

                        (C) in the case of a LIBOR Auction, the margin above or
            below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                        (D) in the case of an Absolute Rate Auction, the rate of
            interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                        (E) the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                        (A) is not substantially in conformity with Exhibit D
            hereto or does not specify all of the information required by
            Section 2.03(d)(ii);

                        (B) contains qualifying, conditional or similar
            language;

                        (C) proposes terms other than or in addition to those
            set forth in the applicable Invitation for Money Market Quotes; or

                        (D) arrives after the time set forth in Section
            2.03(d)(i).

            (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with Section 2.03(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money

Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered (including the names of the Lenders) and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote for any Interest Period may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed upon and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to
Section 2.03(e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote for any Interest Period in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market
            Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $15,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) the Borrower may not accept any offer that is described in Section 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of such number, not greater than $1,000,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the pro rata amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            SECTION 2.04. Notice to Lenders; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.17(e) shall be remitted by the Agent to the applicable Issuing Bank.

            (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.09 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.05. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) The Agent shall maintain accounts in which it shall record (i) the Commitment of each Lender and the amount of each Loan made hereunder by such Lender, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the accounts of the Lenders and each Lender's share thereof.

            (c) The entries made in the accounts maintained pursuant to Section 2.05(b) shall be evidence of the existence and amounts of the obligations recorded therein and shall be presumptively correct absent demonstrable error; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (d) Any Lender may request in writing that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Notes in such form payable to the order of the payee named therein.

            (e) Each Lender agrees that it will cancel and return to the Borrower all Notes then held by it upon the earlier of (i) the Maturity Date; provided that no Default shall have then occurred and be continuing or (ii) the date such Lender's Commitment has been terminated and there are no Loans outstanding to or accrued interest owing to such Lender.

            SECTION 2.06. Maturity of Loans. (a) The Committed Loans of each Lender shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Maturity Date.

            (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Money Market Loan.

            SECTION 2.07. Termination or Reduction of Commitments. (a) The Commitments of each Lender shall terminate on the Maturity Date.

            (b) During the Revolving Credit Period the Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate the Commitments at any time, if no Loans are outstanding at such time and there is no LC Exposure at such time.

            (c) During the Revolving Credit Period the Borrower may, upon at least three Domestic Business Days' notice to the Agent, ratably reduce the Commitments from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, but only to the extent that the aggregate amount of the Commitments exceeds the sum of the aggregate outstanding principal amount of the Loans plus the LC Exposure.

            SECTION 2.08. Increase in Commitments. (a) During the Revolving Credit Period, the Borrower may on one or more occasions, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an "Augmenting Lender"), which may include any Lender, cause Commitments to be made available by the Augmenting Lenders (or cause the Commitments of the Augmenting Lenders to be increased, as the case may be) in an amount for each Augmenting Lender set forth in such notice; provided that (i) the aggregate amount of all such increases pursuant to this Section shall not exceed

$200,000,000, (ii) each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld) and (iii) each Augmenting Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Agent a duly executed accession agreement in a form satisfactory to the Agent and the Borrower. Any such notice shall set forth the amount of the requested increase in the total Commitments (which shall be the lesser of (x) a minimum aggregate amount of $20,000,0000 or any larger multiple of $5,000,000 or
(y) the remaining aggregate allowance for such increases) and the date on which such increase is requested to become effective. Increases and new Commitments created pursuant to this Section 2.08(a) shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this Section 2.08(a). Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this Section 2.08(a) unless, (i) on the date of such increase, the conditions set forth in Sections 3.02(b) and 3.02(d) shall be satisfied (as though a Borrowing were being made on such date) and the Agent shall have received a certificate to that effect dated such date and executed by a Responsible Financial Officer of the Borrower, and (ii) the Agent shall have received (to the extent requested by the Agent reasonably in advance of such date) documents consistent with those delivered under Sections 3.01(c) and 3.01(d) as to the corporate power and authority of the Borrower to borrow hereunder and as to the enforceability of this Agreement after giving effect to such increase.

            (b) At the time that any increase in the total Commitments pursuant to Section 2.08(a) (a "Commitment Increase") becomes effective, if any Committed Loans are outstanding, the Borrower shall prepay in accordance with Section 2.12 the aggregate principal amount of all Committed Loans outstanding (the "Initial Loans"); provided that (i) nothing in this Section shall prevent the Borrower from funding the prepayment of Initial Loans with concurrent Borrowings hereunder in accordance with the provisions of this Agreement, giving effect to the Commitment Increase, and (ii) no such prepayment shall be required if, after giving effect to the Commitment Increase, each Lender has the same Applicable Percentage as immediately prior to such Commitment Increase.

            (c) At the time that any Commitment Increase becomes effective, if any Letters of Credit issued hereunder remain outstanding, each Lender's participation in such Letters of Credit will be adjusted in accordance with such Lender's Applicable Percentage, after giving effect to such Commitment Increase.

            SECTION 2.09. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the earlier of (i) the last day of the Interest Period applicable thereto or
(ii) the Maturity Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the earlier of (i) the last day thereof, (ii) three months after the initial date thereof and, if such Interest Period is longer than three months, at intervals of three months thereafter or (iii) the Maturity Date.

            The "Euro-Dollar Margin" applicable to any Euro-Dollar Loan outstanding on any day, (A) if Usage on such day is less than or equal to 50% means:

                  (i) if such day falls within a Level I Period, then 0.170%;

                  (ii) if such day falls within a Level II Period, then 0.260%;

                  (iii) if such day falls within a Level III Period, then
            0.390%;

                  (iv) if such day falls within a Level IV Period, then 0.475%;

                  (v) if such day falls within a Level V Period, then 0.575%;
            and

                  (vi) if such day falls within a Level VI Period, then 0.900%;
            and

                        (B) if Usage on such day is greater than 50%:

                  (i) if such day falls within a Level I Period, then 0.295%;

                  (ii) if such day falls within a Level II Period, then 0.385%;

                  (iii) if such day falls within a Level III Period, then
            0.515%;

                  (iv) if such day falls within a Level IV Period, then 0.600%;

                  (v) if such day falls within a Level V Period, then 0.700%;
            and

                  (vi) if such day falls within a Level VI Period, then 1.025%.

            The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Moneyline Telerate Screen page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided that, if for any reason such rate is not available, the term "London Interbank Offered Rate" applicable to any Interest Period shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen

LIBO Page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates.

            (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin plus the higher of (i) the London Interbank Offered Rate applicable to such Loan and (ii) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Agent are offered to the Agent in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

            (d) Subject to clause (y) of Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section
2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the earlier of (i) the last day thereof,
(ii) three months after the initial date thereof and, if such Interest Period is longer than three months, at intervals of three months thereafter or (iii) the Maturity Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

            (e) The Agent shall determine (in accordance with this Agreement) each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower by facsimile transmission and the participating Lenders by facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            SECTION 2.10. Fees. (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Lenders, ratably in proportion to their Commitments (or, if the Commitments have terminated, ratably in proportion to their outstanding Loans and LC Exposure), a facility fee at the rate of (i) 0.080% per annum during each Level I Period, (ii) 0.090% per annum during each Level II Period, (iii) 0.110% per annum during each Level III Period, (iv) 0.150% per annum during each Level IV Period, (v) 0.175% per annum during each Level V Period and (vi) 0.225% during each Level VI Period. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the last day of the Revolving Credit Period, in each case, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) if any Loans or LC Exposure remains outstanding after the Revolving Credit Period, from and including the last day of the Revolving Credit Period to but excluding the date such Loans shall be repaid in full, on the daily average aggregate outstanding principal amount of such Loans and LC Exposure.

            (b) Letter of Credit and Fronting Fees. The Borrower agrees to pay
(i) to the Agent for the account of each Lender a letter of credit fee with respect to its participations in Letters of Credit, which shall accrue at the Euro-Dollar Margin used to determine the interest rate applicable to Euro-Dollar Loans (and solely for purposes of determining the applicable Euro-Dollar Margin used in computing Letter of Credit participation fees Usage shall be deemed to be greater than 50%) on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the applicable Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit by such Issuing Bank or the processing of drawings thereunder.

            (c) Payments. Except as otherwise indicated, accrued facility fees, letter of credit fees and fronting fees under this Section 2.10 shall be payable quarterly in arrears on (i) each Quarterly Date, (ii) the Maturity Date and
(iii) if any Loans or LC Exposure remains outstanding after the Revolving Credit Period, the date such Loans shall be repaid in full and such LC Exposure ceases to exist. Any other fees payable to any Issuing Bank pursuant to this Section shall be payable within 10 days after demand.

            SECTION 2.11. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may (x)
            elect to convert such Euro-Dollar Loans to Base Rate Loans as of any Domestic Business Day, (y) elect to convert such Euro-Dollar

            Loans to Euro-Dollar Loans with an Interest Period different from the then current Interest Period applicable to such Loans as of any Euro-Dollar Business Day or (z) elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period beginning on the last day of the then current Interest Period applicable to such Loans;

provided that, if the Borrower elects to convert any Euro-Dollar Loans to Base Rate Loans or to Euro-Dollar Loans with a different Interest Period, as of any day other than the last day of the then current Interest Period applicable to such Loans, the Borrower shall reimburse each Lender in accordance with Section 2.14.

            Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent (i) at least one Domestic Business Day before such notice is to be effective if the relevant Loans are to be converted into Base Rate Loans or (ii) at least three Euro-Dollar Business Days before such conversion or continuation is to be effective if such Loans are to be converted into, or continued as, Euro-Dollar Loans.

            A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $15,000,000 or any larger multiple of $1,000,000.

            (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such
            notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.11(a);

                  (iii) whether such Group of Loans (or portion thereof) is to be converted to Base Rate Loans or Euro-Dollar Loans or continued as Euro-Dollar Loans for an additional Interest Period; and

                  (iv) if such Loans (or portions thereof) are to be converted to or continued as Euro-Dollar Loans, the duration of the Interest Period to be applicable thereto immediately after such conversion or continuation.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to Section 2.11(a), the Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any

Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

            SECTION 2.12. Prepayments. (a) The Borrower may (i) upon notice to the Agent to be received no later than 10:30 A.M. (New York City time), prepay the Base Rate Loans (or any Money Market LIBOR Loans which bear interest at the Base Rate at such time for the reason stated in Section 8.01), in whole or in part, on any Domestic Business Day and (ii) upon at least two Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Loan, in whole or in part, in amounts aggregating $15,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that a Money Market Loan may not be prepaid without the prior written consent of the Lender that holds such Money Market Loan, other than as contemplated by clause (i) above. Each such optional prepayment shall be applied to prepay ratably the relevant Loans of the several Lenders. Prepayment of a Euro-Dollar Loan on any day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.14.

            (b) Upon receipt of a notice of prepayment pursuant to this Section 2.12, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, fees and reimbursements of LC Disbursements hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in its Administrative Questionnaire (or to an Issuing Bank, in the case of payments to be made directly to an Issuing Bank as expressly provided herein), without set-off or counterclaim. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders, or to each applicable Issuing Bank in the case of payments for the account of one or more of the Issuing Banks. Whenever any payment of principal of, or interest on, any Base Rate Loans or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans and Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month or falls after the Maturity Date, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders or one or more Issuing Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender or each applicable Issuing Bank, as the case may be, on such due date an amount equal to the amount then due such Lender or such Issuing Bank. If and to the extent that the Borrower shall not have so made such payment, each Lender or each applicable Issuing Bank, as the case may be, shall repay to the Agent forthwith on demand such amount distributed to such Lender or such Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or such Issuing Bank until the date such Lender or such Issuing Bank repays such amount to the Agent, at the Federal Funds Rate.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.13(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section 2.13(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Section 2.11, Section 2.12, Article VI or Article VIII) on any day other than the last day of an Interest Period applicable thereto or the end of an applicable period fixed pursuant to Section 2.09(d), or if any Lender assigns any Fixed Rate Loan as required by Section
8.06 on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loan after notice has been given to any Lender in accordance with Section 2.04(a) or
Section 2.12, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss reasonably incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or assignment or failure to borrow or prepay; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense with an explanation of the calculation of such loss or expense, which certificate shall be conclusive if made reasonably and in good faith.

            SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest, facility fees, letter of credit fees and fronting fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.16. Regulation D Compensation. For each day for which a Lender is required to maintain reserves in respect of either (x) "Eurocurrency Liabilities" (as defined in all regulations of the Board of Governors of the Federal Reserve System) or (y) any other category of liabilities which includes deposits by reference to which the interest rate in Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due to such Lender under this Section. Such Lender's notice to the Borrower shall set forth its calculation of such additional interest and such calculation shall be conclusive if made reasonably and in good faith.

            SECTION 2.17. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account in a form reasonably acceptable to the Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Credit Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The parties hereto acknowledge and agree that (i) Letters of Credit may be issued to support obligations of Subsidiaries of the Borrower as well as the Borrower, (ii) Letters of Credit issued to support obligations of a Subsidiary may state that they are issued for such Subsidiary's account and (iii) regardless of any such statement in any Letter of Credit, the Borrower is the "account party" in respect of all Letters of Credit and will be responsible for reimbursement of LC Disbursements as provided herein.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver (or transmit by electronic communication or facsimile transmission, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Domestic Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.17(c)), the amount of such Letter of Credit in Dollars, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank and (iii) the sum of the total LC Exposure plus the aggregate outstanding principal amount of the Loans shall not exceed the aggregate amount of the Commitments.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Domestic Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.17(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each

Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.17(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (d) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 Noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 A.M., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 Noon, New York City time, on (i) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 A.M., New York City time, on the day of receipt, or (ii) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the applicable Issuing Bank the amounts so received by the Agent from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this Section 2.17(e), the Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.17(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.17(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (e) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in Section 2.17(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of

Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.17(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Banks (nor any of their Affiliates, directors, officers, employees, agents and advisors, or their Affiliates' directors, officers, employees, agents and advisors), shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by facsimile transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.17(e), then the last sentence of the first paragraph of Section 2.09(a) shall apply. Interest accrued pursuant to this
Section 2.17(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to
Section 2.17(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Domestic Business Day that the Borrower receives notice from the Agent or the Required Lenders that the Required Lenders are demanding the deposit of cash collateral pursuant to this Section 2.17(i), the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 6.01(g) or Section 6.01(h). Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business Days after all Events of Default have been cured or waived.

            (j) Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Agent designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided in this Section 2.17(j). The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an "Issuing Bank Agreement"), which shall be in a form satisfactory to the Borrower and the Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrower and the Agent. From and after the effective date of each Issuing Bank Agreement, (i) the applicable Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term "Issuing Bank" shall be deemed to include such Lender in its capacity as an Issuing Bank.

                                  ARTICLE III

                                   Conditions

            SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

            (a) receipt by the Agent from each of the parties hereto of either
(i) a counterpart hereof signed by such party or (ii) facsimile transmission or other written confirmation, in form satisfactory to the Agent, confirming that a counterpart hereof has been signed by such party;

            (b) receipt by the Agent of a certificate signed by the Chief Financial Officer or the Vice President, Finance, of the Borrower, dated the Effective Date, to the effect that (i) no Default has occurred and is continuing as of the Effective Date and (ii) the representations and warranties of the Borrower set forth in Article IV hereof are true in all material respects on, and as of, the Effective Date;

            (c) receipt by the Agent of an opinion of William C. Baskin III, Esq., counsel to the Borrower, of Davis Polk & Wardwell, special counsel to the Borrower, and of Drinker Biddle & Reath LLP, Pennsylvania counsel to the Borrower, in each case given upon the Borrower's express instructions, substantially in the forms of Exhibits E-1, E-2 and E-3 hereto, respectively;

            (d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

            (e) the representations and warranties of the Borrower set forth in
Article IV hereof are true in all material respects on and as of the Effective Date;

            (f) receipt by the Lenders of all the financial statements referred to in Section 4.04(a);

            (g) the Commitments under and as defined in each of the Existing Credit Agreements shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been or shall simultaneously be paid in full, all letters of credit issued thereunder shall have been terminated; and

            (h) the Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower;

            provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 1,

2004. The Agent shall promptly notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02. Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03 or receipt by the applicable Issuing Bank of a notice as required by Section 2.17(b), as the case may be;

            (b) the fact that, immediately before and immediately after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

            (c) the fact that immediately after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the sum of the aggregate outstanding principal amount of the Loans plus the total LC Exposure will not exceed the aggregate amount of the Commitments;

            (d) the fact that the representations and warranties of the Borrower set forth in Article IV (other than those set forth in Sections 4.04(b) and 4.05) shall be true on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

            (e) the fact that the Borrowing or issuance, amendment, renewal or extension of the Letter of Credit, as applicable, shall have been approved by the Chairman of the board of directors, the President, the Chief Executive Officer, the Executive Vice President, Strategy and Finance, or the Chief Financial Officer of the Borrower or any one of their respective designees.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as to the facts specified in Sections 3.02(b), 3.02(c), 3.02(d) and 3.02(e).

                                   ARTICLE IV

                         Representations and Warranties

            The Borrower represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Borrower (i) is a Pennsylvania corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, and (ii) has all corporate powers required to carry on its business as now conducted. Each of the Borrower and its Consolidated Subsidiaries has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the failure to obtain which would, individually or in the aggregate, have a material adverse effect on the Borrower's ability to perform its obligations hereunder or on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.

            SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or advance filing with, any governmental body, agency or official and do not contravene, or constitute a default under, (i) any provision of the certificate of incorporation or by-laws of the Borrower, (ii) any applicable law or regulation or any judgment, injunction, order or decree binding upon the Borrower, or (iii) any material financial agreement or instrument of the Borrower.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            SECTION 4.04. Financial Information. (a) The Borrower has heretofore furnished to the Agent, for distribution to each of the Lenders, (i) the audited consolidated balance sheet for the Borrower as of December 31, 2003, and related consolidated statements of cash flows, income and retained earnings for the Borrower for the twelve-month period then ended, and (ii) the unaudited consolidated balance sheets of the Borrower as of March 31, 2004, June 30, 2004 and September 30, 2004, and the related consolidated statements of cash flows, income and retained earnings for the three-month, six-month and nine-month periods then ended, respectively. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower as of such dates and for such periods, in accordance with GAAP and, in the case of the financial statements described in clause (ii) of this Section 4.04(a), subject to year-end audit adjustments and the absence of footnotes.

            (b) Since December 31, 2003, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries, taken as a whole; provided that the charges and other information disclosed in the Disclosure Documents shall be deemed not to constitute any such material adverse change.

            SECTION 4.05. Litigation. Except as disclosed in the Disclosure Documents, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is not in violation of the presently applicable provisions of ERISA and the Internal Revenue Code where such violation would have a material adverse effect on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA; provided that this Section 4.06 applies to the members of the ERISA Group only in their capacity as employers and not in any other capacity (such as fiduciaries or service providers to Plans for the benefit of employers of others).

            SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Consolidated Subsidiaries has complied in all material respects with all applicable laws and material agreements binding upon it, except where any failure to comply therewith would not individually or collectively have a material adverse effect on the Borrower's ability to perform its obligations hereunder, and except where necessity of compliance therewith is being contested in good faith by appropriate proceedings; provided, however, that the sole representation and warranty with respect to compliance with ERISA is limited to
Section 4.06.

            SECTION 4.08. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.09. Full Disclosure. None of the Disclosure Documents or any other information furnished in writing by or on behalf of the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement (in each case taken as a whole with all other information so furnished) contained, as of the time it was furnished, any material misstatement of fact or omitted as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were made; provided that with respect to information consisting of statements, estimates and projections regarding the future performance of the Borrower and its Consolidated Subsidiaries, the Borrower represents only that such information has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation thereof.

            SECTION 4.10. Taxes. The Borrower has filed or caused to be filed all United States Federal income tax returns and all other material tax returns required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                                   ARTICLE V

                                    Covenants

            The Borrower agrees that, so long as any Lender has any Commitment hereunder and so long as any Loan is outstanding hereunder, any Letter of Credit remains outstanding or any LC Disbursement has not been reimbursed:

            SECTION 5.01. Information. The Borrower will deliver to the Agent, for delivery by the Agent to each of the Lenders:

            (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission and audited by KPMG LLP or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, its Form 10-Q as of the end of such quarter;

            (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b), a certificate of a Responsible Financial Officer of the Borrower (i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (ii) setting forth calculations demonstrating compliance, as of the date of the most recent balance sheet included in the financial statements being furnished at such time, with the covenants set forth in Sections 5.03, 5.04 and 5.05(e);

            (d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements and reports, and proxy statements so mailed;

            (f) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act;

            (g) from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as the Agent, at the request of any Lender, may reasonably request; and

            (h) prompt written notice after the occurrence of (i) any Reportable Event that, alone or together with any other Reportable Events that have occurred, or (ii) a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Internal Revenue Code) that, could reasonably be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000.

Information required to be delivered pursuant to this Section shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the Borrower's website on the Internet at http://www.aetna.com or at http://www.sec.gov; provided that the Borrower shall deliver paper copies of the information referred to in this Section after the date delivery is required thereunder to any Lender which requests such delivery within 5 Business Days after such request.

            SECTION 5.02. Conduct of Business and Maintenance of Existence and Insurance. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence; provided that the foregoing shall not prohibit (i) the termination of the existence of any Material Subsidiary if the surviving entity (in the case of any such termination resulting from a merger or consolidation) or the entity to which substantially all such Material Subsidiary's assets are transferred (in the case of any other such termination) is or becomes a Material Subsidiary or is the Borrower or (ii) any transaction involving the Borrower in accordance with Section 5.06. The Borrower will also maintain, with financially sound and reputable insurance companies, insurance (including, without limitation, self insurance), if reasonably available, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 5.03. Minimum Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth as of the end of each fiscal quarter of the Borrower ending on or after December 31, 2004 will not be less than the Minimum Adjusted Consolidated Net Worth as of the end of such fiscal quarter.

            SECTION 5.04. Leverage Ratio. The Leverage Ratio as of the end of each fiscal quarter of the Borrower ending on or after December 31, 2004, will not exceed 0.40 to 1.00.

            SECTION 5.05. Liens. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Indebtedness secured by any Lien on any property or asset now owned or hereafter acquired by it, except:

            (a) any Indebtedness secured by a Lien on any property or asset of the Borrower or any Consolidated Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Consolidated Subsidiary and (ii) such Lien shall secure only the Indebtedness which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (b) any Indebtedness secured by a Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Consolidated Subsidiary or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the date hereof prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Indebtedness and Lien are not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (iii) such Lien shall secure only the Indebtedness which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Indebtedness secured by purchase money security interests in property or assets or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Consolidated Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred within 180 days of such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such property or assets or improvements at the time of such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Consolidated Subsidiary;

            (d) any capitalized lease obligations secured by Liens; provided that such Liens do not extend to any property of the Borrower or its Consolidated Subsidiaries other than the property subject to the relevant capital lease; and

            (e) Indebtedness secured by Liens that are not otherwise permitted by any of the foregoing provisions of this Section 5.05; provided that, at the time that any such Indebtedness is incurred or that any such Lien is granted (and after giving effect thereto), the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this Section 5.05(e) shall not exceed 10% of the consolidated shareholders' equity of the Borrower (i) as of September 30, 2004, until the first consolidated financial statements of the Borrower are delivered to the Agent pursuant to Section 5.01(a) or (b) and, thereafter, (ii) as of the most recent date for which a consolidated balance sheet of the Borrower has been delivered to the Agent pursuant to Section 5.01(a) or (b), determined in accordance with GAAP.

            SECTION 5.06. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other corporation or convey or transfer (or permit the conveyance or transfer of) all or substantially all of the properties and assets of the Borrower and its Consolidated Subsidiaries to any other Person unless (i) the surviving or acquiring entity is a corporation organized under the laws of one of the United States, (ii) the surviving or acquiring corporation, if other than the Borrower, expressly assumes the performance of the obligations of the Borrower under this Agreement and all Notes, and (iii) immediately after giving effect to such transaction, no Default shall exist.

            SECTION 5.07. Use of Proceeds and Letters of Credit. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including, without limitation, the payment of maturing commercial paper. Letters of Credit issued under this Agreement may support obligations of Subsidiaries of the Borrower as well as the Borrower. None of such proceeds or Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

            SECTION 5.08. Compliance with Laws. The Borrower will comply, and will cause its Consolidated Subsidiaries to comply, in all material respects with all applicable laws, except where any failure to comply therewith would not individually or collectively have a material adverse effect on the Borrower's ability to perform its obligations hereunder, and except where necessity of compliance therewith is being contested in good faith by appropriate proceedings; provided, however, that with respect to compliance with ERISA, this
Section 5.08 applies to the Borrower and its Consolidated Subsidiaries only in their respective capacities as employers and not in any other capacity (such as a fiduciary or service provider to Plans for the benefit of employers of others).

            SECTION 5.09. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries (in all material respects) in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit representatives of any Lender at such Lender's expense to visit and inspect the Borrower's financial records and properties, to examine and make extracts from its books and records and to discuss its affairs and financial condition with the Borrower's officers and (with the participation of or prior notice to such officers) independent public accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.10. Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its tax liabilities and other material obligations, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Consolidated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payments could not reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations hereunder or on the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                                   ARTICLE VI

                                    Defaults

            SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal on any Loan or any reimbursement obligation in respect of any LC Disbursement;

            (b) the Borrower shall fail to pay within five Domestic Business Days of the date when due any fees or any interest on any Loan or LC Disbursement;

            (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(d), 5.03, 5.04 and 5.06;

            (d) the Borrower shall fail to observe or perform, in any material respect, any covenant or agreement contained in this Agreement (other than those covered by Sections 6.01(a), 6.01(b) or 6.01(c) above) and such failure shall have continued for a period of 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Lender;

            (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (f) the Borrower or any Consolidated Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any indebtedness for borrowed money having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency) or more, when and as the same shall become due and payable; or any event or condition occurs that results in any outstanding indebtedness for borrowed money of the Borrower or any Consolidated Subsidiary having an outstanding principal amount of $100,000,000 (or its equivalent in any other currency) or more becoming due prior to its scheduled maturity, or that enables or permits the holder or holders of such indebtedness or any trustee or agent on its or their behalf to cause such indebtedness to become due prior to its scheduled maturity;

            (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 35% of the outstanding shares of common stock of the Borrower; or at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower;

            (j) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (or its equivalent in any other currency) shall be rendered against the Borrower, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Consolidated Subsidiary to enforce any such judgment; or

            (k) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Internal Revenue Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent, the Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC,
(B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of liens in an amount exceeding $25,000,000 in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

then, and in every such event, the Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in Sections 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

                                    The Agent

            SECTION 7.01. Appointment and Authorization. Each Lender and each Issuing Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto. The Lenders named on the cover page of this Agreement as co-syndication agents are not authorized to take any action as agent on behalf of the Agent or on behalf of any Lender, and shall not have any rights, responsibilities, duties or any powers as an agent under this Agreement.

            SECTION 7.02. Agent and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and JPMorgan Chase Bank, N.A. and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile transmission or similar writing) reasonably believed by it to be genuine and to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment (or outstanding Loans and LC Exposure, if the Commitments have terminated), indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

            SECTION 7.07. Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender or Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent approved by the Borrower (which approval shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least two billion dollars. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                                  ARTICLE VIII

                             Change in Circumstances

            SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan the Agent determines (which determination shall be conclusive absent manifest error) that deposits in dollars (in the applicable amounts) are not generally available in the London interbank market for such period or that the London Interbank Offered Rate cannot be determined in accordance with the definition thereof, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans, to convert outstanding Base Rate Loans into Euro-Dollar Loans or to convert outstanding Euro-Dollar Loans into Euro-Dollar Loans with a different Interest Period shall be suspended, (ii) each outstanding Euro-Dollar Loan or Money Market LIBOR Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto, and (iii) unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or Money Market LIBOR Borrowing, as the case may be, for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (x) if such Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (y) if such Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans into Euro-Dollar Loans, or to convert outstanding Euro-Dollar Loans into Euro-Dollar Loans with a different Interest Period shall be suspended. Before giving any notice to the Agent pursuant to this
Section 8.02, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, all Euro-Dollar Loans of such Lender then outstanding shall be converted to Base Rate Loans either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loans if such Lender may lawfully continue to maintain and fund such Loans to such day or (b) immediately if such Lender may not lawfully continue to maintain and fund such Loans to such day.

            SECTION 8.03. Increased Cost and Reduced Return. (a) If any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or any Issuing Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, made or adopted after the date hereof (other than a change currently provided for in any existing law, rule or regulation) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.16) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or any Issuing Bank or shall impose on any Lender (or its Applicable Lending Office) or any Issuing Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans (other than Money Market Absolute Rate Loans), its Note (in respect of such Fixed Rate Loans), its obligation to make such Fixed Rate Loans or its participating in, issuing or maintaining any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or such Issuing Bank of making or maintaining any Fixed Rate Loan, participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or such Issuing Bank under this Agreement or under its Note with respect thereto, by an amount reasonably deemed by such Lender or such Issuing Bank to be material, then, within 15 days after demand by such Lender or such Issuing Bank (with a copy to the Agent), the Borrower shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such increased cost or reduction.

            (b) If any Lender or any Issuing Bank shall have determined that any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, made or adopted after the date hereof (other than a change currently provided for in any existing law, rule or regulation), has or would have the effect of increasing the amount of capital of such Lender or such Issuing Bank (or its parent) required to be maintained in respect of, or otherwise allocated to, such Lender or such Issuing Bank's obligations hereunder (its "Required Capital") by an amount reasonably deemed by such Lender or such Issuing Bank to be material, then such Lender or such Issuing Bank may, by notice to the Borrower and the Agent, increase the facility fee, letter of credit fee or fronting fee payable to such Lender or such Issuing Bank hereunder to the extent required so that the ratio of (w) the sum of the increased facility fee, letter of credit fee or fronting fee applicable to such Lender or such Issuing Bank's Commitment or Loans hereunder to (x) the prior facility fee, letter of credit fee or fronting fee applicable to such Lender's or such Issuing Bank's Commitment or Loans or Letters of Credit (or participations therein) hereunder is the same as the ratio of (y) such Lender's or such Issuing Bank's increased Required Capital to (z) its prior Required Capital. Such Lender or such Issuing Bank's notice to the Borrower and the Agent shall set forth its calculation of the foregoing ratios and the increased facility fee, letter of credit fee or fronting fee to which it is entitled under this Section.

            (c) Each Lender or each Issuing Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or such Issuing Bank to compensation pursuant to this Section 8.03 (each, a "Trigger Event") and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or such Issuing Bank, be otherwise disadvantageous to such Lender or such Issuing Bank. Notwithstanding any other provision of this
Section 8.03, neither any Lender nor any Issuing Bank shall be entitled to any compensation pursuant to this Section 8.03 in respect of any Trigger Event (i) for any period of time in excess of 120 days prior to such notice or (ii) for any period of time prior to such notice if such Lender or such Issuing Bank (as applicable) shall not have given such notice within 120 days of the date on which such Trigger Event shall have been enacted, promulgated, adopted or issued in definitive or final form unless such Trigger Event is retroactive. A certificate of any Lender or any Issuing Bank claiming compensation under
Section 8.03(a) or (b) and setting forth the additional amount or amounts to be paid to it hereunder and describing the method of calculation thereof shall be conclusive if made reasonably and in good faith. In determining such amount, such Lender or such Issuing Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender, such Issuing Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each

Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

            "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

            (b) Any and all payments by the Borrower to or for the account of any Lender, any Issuing Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Lender, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender, such Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses, except to the extent attributable to the negligence or misconduct of such Lender, such Issuing Bank or the Agent, as the case may be) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender, such Issuing Bank or the Agent (as the case may be) makes demand therefor.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, shall provide the Borrower with (i) two Internal Revenue Service ("IRS") forms W8-BEN or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest and eliminates withholding tax on any fees, or (ii) two IRS forms W8-ECI certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a). Each such Lender undertakes to deliver to each of the Borrower and the Agent (A) a replacement form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and (B) such amendments thereto or extensions or renewals thereof as may reasonably be required (but only so long as such Lender remains lawfully able to do so).

            (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or
Section 8.04(c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to make any claim for indemnification in respect of Taxes or Other Taxes pursuant to this Section 8.04 (each, a "Tax Event") and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such claim or any other amounts payable by the Borrower under this Section 8.04 and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Notwithstanding any other provisions of this Section, no Lender shall be entitled to any indemnification pursuant to this Section in respect of any Tax Event (i) for any period of time in excess of 180 days prior to such notice or (ii) for any period of time prior to such notice if such Lender shall not have given such notice within 120 days of the date on which such Lender became aware of such Tax Event unless such Tax Event is retroactive.

            SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans, and

            (b) after each of its outstanding Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Borrower shall elect that the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

            SECTION 8.06. Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right to seek a substitute financial institution or financial institutions ("Substitute Lenders") (which may be one or more of the Lenders) to purchase the Loans and assume the Commitment of such Lender (the "Affected Lender") under this Agreement and, if the Borrower locates a Substitute Lender, the Affected Lender shall, upon payment to it of the purchase price agreed between it and the Substitute Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and all of its Notes to the Substitute Lender, and the Substitute Lender shall assume such rights and obligations, whereupon the Substitute Lender shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender.

            SECTION 8.07. Election to Terminate. If during any Level I Period, Level II Period or Level III Period (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Borrower may elect to terminate this Agreement as to such Lender, and in connection therewith not to borrow any Loan hereunder from such Lender or to prepay any Base Rate Loan made pursuant to Section 8.02 or 8.05 (without altering the Commitments or Loans of the remaining Lenders); provided that the Borrower (i) notifies such Lender through the Agent of such election at least two Euro-Dollar Business Days before any date fixed for such borrowing or such a prepayment, as the case may be, and
(ii) repays all of such Lender's outstanding Loans, accrued interest thereon and any other amounts then due to such Lender or accrued for its account hereunder concurrently with such termination. Upon receipt by the Agent of such notice, the Commitment of such Lender shall terminate.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. (a) Subject to Section 9.01(b), all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent (or the Issuing Bank, if JPMorgan Chase Bank, N.A.), at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender or any Issuing Bank (other than JPMorgan Chase Bank, N.A.), at its address or facsimile number set forth in its Administrative Questionnaire (or as otherwise communicated in writing by the applicable Issuing Bank), (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. All notices from outside the United States to the Borrower shall only be given by facsimile transmission. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile transmission is transmitted to the number determined pursuant to this Section and the appropriate answerback is received, (ii) if given by registered or certified mail, return receipt requested, when such return receipt is signed by the recipient or (iii) if given by any other means, when delivered at the address specified in this Section, or, if such date is not a business day in the location where received, on the next business day in such location; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            (b) Notices and other communications to the Lenders hereunder (including, without limitation, the delivery of information required by Section 5.01) may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Lender or any Issuing Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder,
(ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Lender or any Issuing Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, and (iii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

            (b) The Borrower agrees to indemnify the Agent, each Lender and each Issuing Bank and each of their respective Affiliates, and the directors, officers, employees, agents and advisors of each of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, claims, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee relating to or arising out of (i) the execution or delivery of this Agreement or the performance of the parties hereto of their respective obligations hereunder, (ii) any actual or proposed use of proceeds of Loans hereunder, (iii) any actual or proposed use of any Letter of Credit issued pursuant to this Agreement (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan or Letter of Credit or the use of proceeds thereof.

            (c) The agreements in this Section 9.03 shall survive the termination of the Commitments and this Agreement, and the repayment, satisfaction or discharge of the Loans and all the other amounts due hereunder.

            SECTION 9.04. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce or forgive the principal of or rate of interest on any Loan or LC Disbursement or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or LC Disbursement or any fees hereunder or for any reduction or termination of any Commitment or (iv) change Section 2.07(c) or
Section 2.13(c) or any other provision requiring the ratable sharing of payments or reduction of Commitments among the Lenders; provided further that no such amendment or waiver shall (i) unless signed by all the Lenders, amend this
Section 9.04 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or LC Exposure, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 9.04 or any other provision of this Agreement; or (ii) amend, modify or otherwise affect the rights or duties of Issuing Banks without the prior written consent of each Issuing Bank.

            SECTION 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and each Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), except as contemplated by Section 5.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any

Letter of Credit) and each Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Agent, each Issuing Bank and, except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for the Borrower to withhold consent if the proposed assignee does not have an investment grade rating), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment (or, if the Commitments have terminated, the entire amount of its outstanding Loans and LC Exposure), the amount of the Commitment (or, if the Commitments have terminated, the amount of the outstanding Loans and LC Exposure) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Money Market Loans, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except that such fee shall not be payable in the case of an assignment by a Lender to one of its Affiliates or to another Lender), and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this
Section 9.05(b) shall not be required if an Event of Default under Section 6.01(a), Section 6.01(b), Section 6.01(g) or Section 6.01(h) has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 9.05(d), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 8.03, 8.05 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.05(e).

            (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to and LC Exposure of, each Lender pursuant to the terms hereof from time to time (the

"Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b) and any written consent to such assignment required by Section 9.05(b), the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.05(d).

            (e) Any Lender may, without the consent of the Borrower, the Issuing Banks or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.04 that affects such Participant. Subject to Section 9.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16, 8.03 and 8.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.05(b).

            (f) A Participant shall not be entitled to receive any greater payment under Section 8.03 or 8.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02,
8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.06. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the requirements of the USA Patriot Act. The Borrower hereby agrees to cooperate with each Lender to provide such information promptly following a request therefor from such Lender.

            SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of Process. (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

            (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.09. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.11. Notice and Waiver Related to Existing Credit Agreements. The Borrower hereby gives notice to each lender under each of the Existing Credit Agreements that the Borrower wishes to terminate all commitments under the Existing Credit Agreements, effective as of the Effective Date. Each Lender that is a party to either Existing Credit Agreement, by its execution hereof, waives any requirement of prior notice set forth in the Existing Credit Agreements to which it is a party as a condition to the right of the Borrower to terminate such commitments.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       AETNA INC.,

                                          by   /s/ Alfred P. Quirk, Jr.
                                             ---------------------------------
                                              Name: Alfred P. Quirk, Jr.
                                              Title: Vice President, Finance
                                                     and Treasurer

                                       Aetna Inc.
                                       151 Farmington Avenue, RE6A
                                       Hartford, CT 06156
                                       Attention : Vice President, Finance
                                       Fax:  (860) 273-1314

                                       with a copy to:

                                       Aetna Inc.
                                       151 Farmington Avenue, RC4A
                                       Hartford, CT 06156
                                       Attention: General Counsel
                                       Fax: (860) 273-8340

                                       JPMORGAN CHASE BANK, N.A.,
                                       individually and as Agent,

                                          by    /s/ Dawn Lee Lum
                                               --------------------------------
                                                 Name: Dawn Lee Lum
                                                 Title: Vice President

                                       JPMorgan Chase Bank, N.A.
                                       270 Park Avenue
                                       New York, NY 10017
                                       Attention: Dawn Lee Lum
                                       Fax: (212) 270-3279
                                       Email: dawn.leelum@jpmorgan.com

                                       with a copy to:

                                       JPMorgan Chase Bank, N.A. Loan &
                                       Agency Services
                                       1111 Fannin, 10th Floor
                                       Houston, TX 77002
                                       Attention: Anjelica Garza
                                       Fax: (713) 750-2782
                                       Email: anjelica.m.garza@jpmorgan.com

                                       for notice to it as Issuing Bank:
                                       JPMorgan Chase Bank, N.A.
                                       10420 Highland Manor Drive
                                       4th Floor
                                       Tampa, FL 33610
                                       Attention: Stephen Carew
                                       Fax: (813) 432-5161/5165
                                       Email: stephen.m.carew@jpmorgan.com

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Bank of America, NA

                                        by
                                             /s/ Joseph L. Corah
                                            -----------------------------------
                                              Name: Joseph L. Corah
                                              Title: Senior Vice President

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: THE BANK OF NEW YORK

                                        by
                                             /s/ Thomas J. McCormack
                                            -----------------------------------
                                              Name: Thomas J. McCormack
                                              Title: Vice President

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: THE BANK OF TOKYO-MITSUBISHI, LTD.
                                             NEW YORK BRANCH

                                        by
                                             /s/ Chimie T. Pemba
                                            -----------------------------------
                                              Name: Chimie T. Pemba
                                              Title: Authorized Signatory

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Citibank, N.A.

                                        by

                                             /s/ Maria G. Hackley
                                             ----------------------------------
                                             Name: Maria G. Hackley
                                             Title: Managing Director

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: CITIZENS BANK OF MASSACHUSETTS

                                        by
                                             /s/ George Urban
                                             -----------------------------------
                                             Name: George Urban
                                             Title: Vice President

                                  SIGNATURE PAGE TO AETNA INC. CREDIT
                                  AGREEMENT DATED AS OF NOVEMBER 19, 2004

                   Name of Institution: CREDIT SUISSE FIRST BOSTON
                                        acting through its Cayman Islands Branch

                                   by
                                        /s/ Paul L. Colon
                                        ----------------------------------------
                                        Name: Paul L. Colon
                                        Title: Director

                                   by
                                        /s/ Karim Blasetti
                                        ----------------------------------------
                                        Name: Karim Blasetti
                                        Title: Associate

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Deutsche Bank AG New York Branch

                                        by
                                             /s/ Ruth Leung
                                             -----------------------------------
                                             Name: Ruth Leung
                                             Title: Director

                                        by
                                             /s/ Clinton Johnson
                                             -----------------------------------
                                             Name: Clinton Johnson
                                             Title: Managing Director

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Fifth Third Bank

                                        by
                                             /s/ Brooke Balcom
                                             -----------------------------------
                                              Name: Brooke Balcom
                                              Title: Relationship Manager

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Morgan Stanley Bank

                                        by
                                             /s/ Daniel Twenge
                                             -----------------------------------
                                             Name: Daniel Twenge
                                             Title: Vice President
                                                    Morgan Stanley Bank

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: NATIONAL CITY BANK

                                        by
                                             /s/ Gustavus A. Bahr
                                             -----------------------------------
                                              Name: Gustavus A. Bahr
                                              Title: Assistant Vice President

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: State Street Bank and Trust Company

                                        by
                                             /s/ Edward M. Anderson
                                             -----------------------------------
                                              Name: Edward M. Anderson
                                              Title: Vice President

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: UBS Loan Finance LLC

                                        by
                                            /s/ Wilfred V. Saint
                                            -----------------------------------
                                            Name: Wilfred V. Saint
                                            Title: Director
                                                   Banking Products Services, US

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: U.S. Bank National Association

                                        by
                                             /s/ Ziad W. Amra
                                             ----------------------------------
                                             Name: Ziad W. Amra
                                             Title: Corporate Banking Officer

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Wachovia Bank, N.A.

                                        by
                                             /s/ Robert Sevin
                                             -----------------------------------
                                             Name: Robert Sevin
                                             Title: Director

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                     Name of Institution: William Street Commitment Corporation

                                     by
                                          /s/ Jennifer M. Hill
                                          --------------------------------------
                                          Name: Jennifer M. Hill
                                          Title: Chief Financial Officer

                                       SIGNATURE PAGE TO AETNA INC. CREDIT
                                       AGREEMENT DATED AS OF NOVEMBER 19, 2004

                        Name of Institution: Webster Bank N.A.

                                        by
                                             /s/ Lawrence Davis
                                             -----------------------------------
                                             Name: Lawrence Davis
                                             Title: Vice President